EXHIBIT 10
                                                               ----------

                           NEWELL RUBBERMAID INC.
                       AMENDED 1993 STOCK OPTION PLAN
                             ADDENDUM FOR FRANCE


   SECTION 1.     GENERAL

        This Addendum sets out the terms of the Plan in relation to France. The Addendum should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan, except to the extent that the terms and conditions of the Plan conflict with the terms set out in this Addendum, in which event the terms set out in this Addendum shall prevail in relation to France. The terms of this Addendum are the terms set out in the Plan, modified as follows:

   SECTION 2.     ADMINISTRATION

        This Addendum will be administered by the Board as defined in
   Section 3.1 of the Plan.

   SECTION 3.     APPLICATION

        If the Board so decides, this Addendum will apply to any Optionee who is, or may become, subject to tax (i.e., income tax and/or social security tax) in France as a result of Options granted under the Plan.

   SECTION 4.     EXCLUDED PERSONS

        The Board may not grant an Option under this Addendum to an individual:

        * unless he is employed by a company which is a subsidiary of the Company as defined in Article L225-180 of the French "Code de Commerce" (formerly Article 208-4 of the Law of 24 July 1966 in France); or

        * unless he is a director of the company with a management function as defined in Article L225-185 of the French "Code de Commerce" (formerly Article 208-8-1 of the Law of 24 July 1966 in France) of a company which is a subsidiary of the Company as defined in Article L 225-180 of the French "Code de Commerce" (formerly Article 208-4 of the Law of 24 July 1966 in France); or

        * who owns more than 10% of the share capital of the Company and who may not be granted an Option to satisfy the requirements of sub-paragraph 2 of Article L225-182 of the French "Code de Commerce" (formerly Article 208-6 of the Law of 24 July 1966 in France).


        Non-employee directors may not be granted Options under this Addendum. "Mandataires sociaux", or directors of a company with a management function as defined in Article L225-185 of the French "Code de Commerce", are considered to be directors who are also employees for the purposes of this Addendum.

   SECTION 5.     OPTION PRICE

        The exercise price for an Option must be determined on the date on which the Board resolves to grant the Option.

        The exercise price in the case of Options to subscribe for unissued shares may not be lower than 95% of the average stock exchange price during the 20 stock exchange days preceding the grant.

        In the case of Options to purchase existing shares, the exercise price cannot, in addition, be lower than 95% of the average actual repurchase price by the Company of its own shares to be allocated to the Optionees if the shares are repurchased prior to the date of grant.

   SECTION 6.     GRANT OF OPTIONS

        An Option may not be granted in the period of 20 trading days immediately following a distribution of dividends or a capital increase as defined in Article L255-177 of the French "Code de Commerce" (formerly Article 208-1 of the Law of 24 July 1966 in France).

        If the Option is an Option to buy existing shares of common stock, the Company must have bought or procured the shares before the date on which the Option becomes exercisable. In addition, if the shares are acquired prior to grant, the acquisition must occur less than one year before the grant of the options.

   SECTION 7.     EXERCISABILITY

        Options granted under this Addendum shall become exercisable subject to the following schedule:

        7.1 If, on the first anniversary of the date of grant, the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan), applicable to options granted under this Addendum, is five years, the options granted under this Addendum will vest subject to the following schedule:

        * two fifths of such Options shall become exercisable on the day following the second anniversary of the date of grant

        * one fifth of the Options shall become exercisable at the end of each twelve-month period thereafter during the succeeding three years.

        7.2 If, on the first anniversary of the date of grant, the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan), applicable to options granted under this Addendum, is four years or less, the options granted under this Addendum will vest subject to the terms of sub-section 6.4 of the main Plan.

        7.3 No Option shall become exercisable prior to the applicable anniversary of the date of grant, in accordance with sub-sections 7.1 and 7.2 above, if the Optionee's employment or service is terminated for any reason other than death or 2nd or 3rd category disability, as defined under Article L.341-4 of the French Social Security Code.

        7.4 If an Optionee's employment or service terminates by reason of death or 2nd or 3rd category disability, as defined under Article L341-4 of the French Social Security Code, at any time before the Options granted hereunder become fully exercisable in accordance with sub-sections 7.1 and 7.2 above, then such Options shall become fully exercisable on such date of death or disability.

        7.5 The Board may, in its sole discretion, after due regard to the Optionee's personal circumstances, provide for accelerated exercisability of an option.

   SECTION 8.     SALES RESTRICTIONS

        The shares acquired upon exercise of the options issued under this Addendum will be freely negotiable, subject to the following conditions:

        8.1 If the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan) applicable to options granted under this Addendum is five years, the above mentioned shares may not be sold or otherwise disposed of before the day following the fifth anniversary of the date of grant;

        8.2 If the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan) applicable to options granted under this Addendum is four years or less, the above mentioned shares may not be sold or otherwise disposed of before the day following the fourth anniversary of the date of grant;

        8.3 The sales restrictions provided by sub-sections 8.1 and 8.2 above shall not apply in the case death or of 2nd or 3rd category disability of the Optionee as defined under Article L. 341-4 of the French Social Security Code;

        8.4 If the Board so decides in its absolute discretion, after due regard to the Optionee's personal circumstances, the sales restrictions provided by sub-sections 8.1 and 8.2 may be lifted;

        8.5 The sales restrictions provided by sub-sections 8.1 and 8.2 will only apply to the extent that they would not impose a restriction on resale of the shares for a period of more than three years from the date of exercise of the option, in accordance with Article L225-177 of the French "Code de Commerce" (formerly Article 208-1 of the Law of 24 July 1966 in France).

   SECTION 9.     PLAN LIMITS

        Options may not be granted:

        * over more than one third of the Company's shares of common stock in the case of Options to subscribe for unissued shares; or

        * over more than 10% of the total number of such shares in issue in the case of Options to purchase existing shares.

   SECTION 10.    NON-TRANSFERABILITY OF OPTIONS

        Options granted under this Addendum may not be transferred in any manner otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

   SECTION 11.    TERMINATION OF EMPLOYMENT OR SERVICE

        11.1 If an Optionee's employment or service terminates as a result of death his Option must be exercised (if at all) within six months of his death.

        11.2 If an Optionee's employment or service terminates as a result of 2nd or 3rd category disability as defined under Article L341-4 of the French Social Security Code, Options will expire under the terms of section 7.2 of the main Plan.

        11.3 If an Optionee's employment or service terminates by reason of Retirement, non-vested outstanding Options will not become exercisable, unless at the discretion of the Board under Section 7 of this Addendum.

        11.4 In the case of termination of employment or service for any other reason, Options shall terminate on the date of termination of employment or service.

   SECTION 12.    ADJUSTMENTS

        No adjustment may be made to the Option which is inconsistent with French law and, in particular, with Sections 174.8 to 174.16 of Decree no. 67-236 of 23 March 1967, implementing Article L225-181 of the French "Code de Commerce" (formerly Article 208-5 of French law no. 66-537 of 24 July 1966).

        Such adjustment is required under Article L225-181 of the French "Code de Commerce" in the event of the following specific capital operations:

        *    Capital increase in cash to the benefit of the shareholders

        * Capital increase with distribution of shares following capitalization of premium or earnings

        *    Capital reduction due to losses

        * Distribution of retained earnings either in cash or in shares

        * Issuance of convertible bonds or exchangeable bonds to the benefit of the shareholders

   SECTION 13.    CHANGES

        The Board may not change the Plan in a way which affects this Special Schedule or Options granted under this Addendum, if the change is inconsistent with French law and in particular with French legislation on stock options as defined in Articles L225-176 to L225-185 of the French "Code de Commerce (formerly Articles 208-1 to 208-8-1 of French law no. 66-537 of 24 July 1966).

                           NEWELL RUBBERMAID INC.
                       AMENDED 1993 STOCK OPTION PLAN
                            ADDENDUM FOR GERMANY

   SECTION 1.     GENERAL

        This Addendum sets out the terms of the Plan in relation to Germany. The Addendum should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan, except to the extent that the terms and conditions of the Plan conflict with the terms set out in this Addendum, in which event the terms set out in this Addendum shall prevail in relation to Germany. The terms of this Addendum are the terms set out in the Plan, modified as follows:

   SECTION 2.     ADMINISTRATION

        This Addendum will be administered by the Board as defined in
   Section 3.1 of the Plan.

   SECTION 3.     APPLICATION

        If the Board so decides, this Addendum will apply to any Optionee who is, or may become, subject to tax (i.e. income tax and/or social security tax) in Germany as a result of Options granted under the Plan.

   SECTION 4.     LEGAL ENTITLEMENT

        4.1. Nothing in the Plan or in any instrument executed pursuant to it will confer on any person any right to continue in employment, nor will it impose upon the Board (or if so delegated, the Committee) or any other person any duty or liability whatsoever (whether in contract, tort or otherwise) in connection with:

             (a)  the lapsing of any Option pursuant to the Plan;

             (b) the failure or refusal to exercise any discretion under the Plan; and/or

             (c) an Optionee ceasing to be a person who has a service relationship for any reason whatever.

        4.2. Options shall not (except as may be required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

        4.3. Any person who ceases to have the status or relationship of an employee with the Company or any Subsidiary as a result of the termination of his employment for any reason and however that termination occurs, whether lawfully or otherwise, shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation

                                     -1-


   for loss of office or employment or otherwise to any sum, damages or other benefits to compensate that person for the loss or alteration of any rights, benefits or expectations in relation to any Option, the Plan or any instrument executed pursuant to it.

        4.4. The benefit of this provision is given to the Company for itself and as trustee and agent of each Subsidiary. To the extent that this provision benefits any company which is not a party to the Plan, the benefit shall be held on trust and as agent by the Company
   for such company   and the Company may, at its discretion, assign the
   benefit of this provision to any such company.










































                                     -2-


                           NEWELL RUBBERMAID INC.
                       AMENDED 1993 STOCK OPTION PLAN
                         ADDENDUM FOR UNITED KINGDOM

   SECTION 1.     PURPOSE

        1.1 This Addendum to the Plan is for the benefit of employees of the Company or a Subsidiary who are, or may become, resident in the United Kingdom.

        1.2 The terms and conditions of this Addendum are established in order to ensure Stock Options granted under Section 6 of the Plan are granted under a share option plan approved under Schedule 9 of ICTA ("Schedule 9"), to the extent that such Stock Options are specified as having been granted pursuant to this Addendum.

        1.3 This Addendum should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan conflict with the terms set out in this Addendum in which event the terms set out in this Addendum shall prevail in relation to the United Kingdom.

   SECTION 2.     DEFINITIONS

        2.1 For the purpose of this Addendum, where the context permits, the definition of words used in this Addendum shall be as stated in the Plan and in addition the following terms shall have the meanings listed below:

        ASSOCIATED COMPANY:  the meaning given by Section 187(2) of ICTA.

        APPROPRIATE PERIOD:  the meaning given by Paragraph 15(2) of
   Schedule 9.

        CONTROL:  the meaning given in Section 840 of ICTA.

        DATE OF GRANT: the date on which a Stock Option is granted under this Addendum.

        DEALING DAY: any day on which the New York Stock Exchange is open for the transaction of business.

        ELIGIBLE EMPLOYEE:  any individual who at the Date of Grant is:
   (a) an employee of a Participating Company; (b) a director of a Participating Company who devotes substantially the whole of his working time to his duties and is required under the terms of his office or employment with a Participating Company to devote to his duties not less than 25 hours per week (excluding meal breaks); and
   (c) in either case, not precluded by Paragraph 8 of Schedule 9 (material interests in close companies) from participating in the Plan.

        EMPLOYER:  the Company or a Subsidiary thereof.

        FAIR MARKET VALUE: in relation to a Share on any day: (a) if and so long as the Shares are listed on the New York Stock Exchange, its Composite Tape closing market quotation (as reported in the Wall Street Journal midwest edition); (b) if and so long as the Shares are listed on the London Stock Exchange, its middle market quotation (as derived from the Daily Official List); and (c) subject to (a) and (b) above, its market value, determined in accordance with Part VIII of the United Kingdom Taxation of Chargeable Gains Act 1992 and agreed in advance with Inland Revenue Shares Valuation.

        ICTA:  the United Kingdom Income and Company Taxes Act 1988.

        OPTIONEE: an Eligible Employee to whom a Stock Option has been granted (or where the context requires his personal representatives).

        PARTICIPATING COMPANY: (a) the Company; and (b) any Subsidiary which the Board shall select to participate for the time being in this Addendum. For the avoidance of doubt any company of which the Company does not have Control cannot be nominated as a Participating Company.

        SHARES: Common Stock, with a par value of $1.00 per share, of the Company which satisfies Paragraphs 10 to 14 inclusive of Schedule 9.

        STOCK OPTION:  an option granted pursuant to this Addendum.

        SUBSIDIARY: the meaning given by Section 736 of the United Kingdom Companies Act 1985.

        2.2 Reference in this Addendum to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and shall include any regulations made thereunder. The United Kingdom Interpretation Act 1978 shall apply to this Addendum mutatis mutandis as if it was an Act of Parliament.

   SECTION 3.     ELIGIBILITY

        A UK individual shall not be entitled to be granted Stock Options under this Addendum unless he is an Eligible Employee on the Date of Grant. Section 2 of the Plan shall be construed accordingly.

   SECTION 4.     GRANT OF OPTIONS

        4.1 The per share Option exercise price must be stated at the time the Stock Option is granted. The Option price must not be less than the Fair Market Value on the relevant Date of Grant. Section 6 of the Plan shall be construed accordingly.

        4.2 No Stock Option shall be granted to an Eligible Employee under this Addendum at any time if it would result in:

             (a)  the aggregate Fair Market Value of the Shares
        (determined when the rights were obtained) which he may acquire in pursuance of rights obtained under this Addendum; and

             (b) the aggregate market value of shares (determined when the rights were obtained) which the Eligible Employee could acquire by the exercise of an option (which has neither lapsed nor been exercised) under any other plan approved under Schedule 9 (not being a savings related share option plan) and established by the Company, or any Associated Company, to exceed or further exceed Pounds Sterling 30,000 or, if different, such other limit contained from time to time in Paragraph 28 (1) of
   Schedule 9.

        4.3 The conversion rate to be used to determine the pound sterling equivalent of the US dollar price of the Shares will be the mid-market spot closing exchange rate as quoted in the Financial Times (or such other journal as the Board may determine and agree in advance with the Shares Valuation Division of the United Kingdom Inland Revenue) published on the Date of Grant of the Stock Option (or, if not a Dealing Day, the last preceding Dealing Day). The price will be such that the approved status of this Addendum is retained.

        4.4 If the Board attempts to grant a Stock Option under this Addendum which is inconsistent with Section 4.2 of this Addendum, the Stock Option granted under this Addendum will be limited and take effect on a basis consistent with the provisions of Section 4.2 of this Addendum. The Board may call in the Option Agreement for endorsement, replacement or cancellation (as appropriate).

        4.5 This Addendum shall not become effective and no Stock Options shall be granted under it until it has been approved by the United Kingdom Inland Revenue under Schedule 9 of ICTA.

        4.6 If the Board under the powers conferred by the Plan, determines the terms and conditions of any Stock Option granted under this Addendum, such terms and conditions shall:

             (a) be objective, specified at the Date of Grant and set out in full in, or details given, with the Option Agreement;

             (b) be such that rights to exercise such Stock Options after the fulfilment or attainment of any terms and conditions so specified shall not be dependent upon the further discretion of any person; and

             (c) not be capable of amendment, variation or waiver unless events occur which causes the Board to reasonably consider a waived, varied or amended term and condition a fairer measure of performance and would be no more difficult to satisfy.

        4.7 Each Stock Option granted under the terms of this Addendum shall be designated as such in the Option Agreement which shall be issued to an Optionee as soon as practicable following the Date of Grant.

        4.8 The dates on which a Stock Option shall become exercisable shall be clearly stated in the Option Agreement at the Date of Grant. The Board shall have no discretion to shorten or lengthen the exercise schedule with respect to any or all Stock Options granted under the Addendum except to the extent provided in this Addendum. Section 6.4 of the Plan shall be construed accordingly.

   SECTION 5.     EXERCISE OF OPTIONS

        For purposes of this Addendum, the following paragraphs shall be added to Section 8 of the Plan to read as follows:

        5.1 An Optionee may not exercise a Stock Option granted under this Addendum if he is ineligible to participate in this Addendum by virtue of Paragraph 8 of Schedule 9 (material interests in close companies).

        5.2 A Stock Option shall be exercised by the Optionee's giving notice to the Company in writing on a form approved by the Company of the number of Shares in respect of which he wishes to exercise the Stock Option accompanied by payment of the Option price in respect of such Shares and shall be effective on the date of its receipt by the Company.

        5.3 The Company shall use its best endeavours to ensure that the certificate of Shares covered by the exercise of a Stock Option is delivered to the Optionee, or as the case may be, his personal representative, within 30 days of the date of exercise.

        5.4 Notwithstanding any provision in the Plan to the contrary, the Board may not at any time buy out for a payment in cash or shares any Stock Option granted under this Addendum.

        5.5 The Option price payable upon exercise of a Stock Option shall comprise entirely of cash, check or other form of cash transfer.
   Section 8.2 of the Plan shall be construed accordingly.

        5.6 Shares issued pursuant to the exercise of a Stock Option under this Addendum shall rank parri passu with Shares then in issue, except that they shall not rank for any right attaching to Shares by reference to a record date preceding the date of exercise.

   SECTION 6.     VARIATION OF SHARE CAPITAL

        Any adjustment proposed under Section 4.2 of the Plan shall not be effective in relation to Stock Options granted under this Addendum at a time when the Addendum is approved under Schedule 9 except in the event of a variation in the share capital of the Company within the meaning of Paragraph 29 of Schedule 9 and only if the prior approval of the United Kingdom Inland Revenue has been obtained for such adjustment.

   SECTION 7.     CHANGE OF CONTROL

        7.1 Upon a change of Control, all outstanding Stock Options shall become fully exercisable and all restrictions thereon shall terminate in order that Optionees may fully realize the benefits thereunder within such period as may be specified by the Board, but which shall not exceed six months from the change of Control. To the extent that any Stock Option is not so exercised, it shall lapse.

        7.2 Notwithstanding Section 7.1 of this Addendum, an Optionee may be entitled to receive options over shares of a successor company or another company (in either case "the Successor Company"), in consideration for the release of his Stock Option on any consolidation, merger, change of control or amalgamation with or into another company provided that the Successor Company makes an appropriate offer and the holder of the Stock Option agrees within the Appropriate Period referred to in Section 7.3 below and:

             (a) the Successor Company obtains Control of the Company as a result of making a general offer to acquire the whole of the issued ordinary share capital of the Company(which is made on the condition such that if it is satisfied the Successor Company will have control of the Corporation);

             (b) the Successor Company obtains Control of the Company as a result of making a general offer to acquire all the Shares in the Company which are of the same class as the Shares which may be acquired by the exercise of Stock Options granted under this Addendum (ignoring any Shares which are already owned by it or a member of the same group of companies);

             (c) the Successor Company obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Section 425 of the United Kingdom Companies Act 1985 ("the 1985 Act") or any local equivalent of the same; or

             (d) the Successor Company becomes bound or entitled to acquire Shares in the Company under Section 428 to 430F of the 1985 Act or the local equivalent of the same.

   7.3  If the events mentioned in Section 7.2 above occur:

             (a) subject to the limitations of the Plan, where any Optionee who has been granted a Stock Option granted under this Addendum is entitled to receive shares of a Successor Company or another company he may at any time within the Appropriate Period release any Stock Option which has not lapsed ("the Old Option") in consideration of the grant to him of a Stock Option (the "New Option") which (for the purposes of Paragraph 15 of Schedule 9) is equivalent to the Old Option but relates to shares in a different company (whether the Successor Company itself or some other company falling within Paragraph 10(b) or 10(c) of Schedule
        9). For this purpose, the New Option shall not be regarded as equivalent to the Old Option unless the conditions set out in Paragraph 15(3) of Schedule 9 are satisfied; and

             (b) for the purposes of any application of the provisions of this Addendum, where any holder of a Stock Option has released an Old Option, any New Option granted shall be regarded as having been granted at the same time as the Old Option. With effect from the date of release, the New Option shall be subject to the same provisions of this Addendum as applied to the Old Option except that the following terms have the meaning assigned to them in this Section 7.3 and not the meanings elsewhere in the Plan or in this Addendum:

                  (i) "Board" means the Board of Directors of the company in respect of whose shares New Options have been granted or a duly appointed committee thereof;

                  (ii) "Company" means the company or Company in respect of whose shares new options have been granted; and

                  (iii) "Shares" means fully paid ordinary shares or common stock in the capital of the company over whose shares New Options have been granted and which satisfy the conditions specified in Paragraphs 10 to 14 of Schedule 9.

        7.4 Notwithstanding anything contained in the Plan, if the Company merges or is consolidated with another company under circumstances where the Company is not the surviving company, no Stock Options may be granted under this Addendum following such merger or consolidation apart from new options granted by the successor company pursuant to this Section 7.

   SECTION 8.     LEGAL ENTITLEMENT

        8.1 For the purposes of this Addendum, nothing in the Plan or this Addendum nor in any instrument executed pursuant to it will confer on any person any right to continue in employment, nor will it affect the right of the Company or any company it controls to terminate the employment of any person without liability at any time with or without cause, nor will it impose upon the Company or any company it controls, the Board or any other person any duty or liability whatsoever (whether in contract, tort, or otherwise howsoever) in connection with:

             (a) the lapsing of any Stock Option pursuant to the Plan or Addendum;

             (b) the failure or refusal to exercise any discretion under the Plan or Addendum; and/or

             (c) a holder of a Stock Option ceasing to be a person who has the status or relationship of an employee with the Company or any company it controls for any reason whatsoever as a result of the termination of the employment relationship with the Company or any company it controls and participation in the Plan by any individual will not form part of his contract of employment with the Company or any company it controls.

        8.2 Stock Options shall not (except as may be required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

        8.3 Any person who ceases to have the status or relationship as an employee with the Company or any company it controls as a result of the termination of his employment for any reason and however that termination occurs, whether lawfully or otherwise, shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or employment or otherwise to any sum, damages or other benefits to compensate that person for the loss or alteration of any rights, benefits or expectations in relation to any Stock Options, the Plan, this Addendum or any instrument executed pursuant to it.

        8.4 The benefit of this Section 8 is given to the Company for itself and as trustee and agent of each company which it controls. To the extent that this paragraph benefits any company which is not a party to the Plan or Addendum the benefit shall be held on trust and as agent by the Company for such company and the Corporation, may, at its discretion, assign the benefit of this paragraph to any such company.

   SECTION 9.     TRANSFERABILITY

        For the purposes of this Addendum, subject to the rights of exercise by the Optionee's personal representative, every Stock Option granted under this Addendum shall be personal to the Optionee and may not be sold, transferred or disposed of in any way. Section 9 of the Plan shall be construed accordingly.

   SECTION 10.    TERMINATION OF EMPLOYMENT

        10.1 Section 7 of the Plan shall apply except that the words "or by the Board, in its sole discretion" in Section 7.1 shall be deleted.

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        10.2 If an Optionee dies, his Stock Option shall terminate within a period not exceeding one year following his death, but not later than the date the Stock Option expires pursuant to its terms. Section
   7.2 of the Plan shall be construed accordingly.

   SECTION 11.    OTHER AMENDMENTS TO THE PLAN

        The following Sections of the Plan shall be deleted or amended for the purposes of construing this Addendum:

        11.1 All references to Incentive Stock Options, NSOs and other stock based awards shall be deleted.

        11.2 All references to Non-Employee Director shall be deleted.

        11.3 Section 5 shall be deleted.

        11.4 Section 6.1 shall be deleted.
        11.5 Section 6.5 shall be deleted.

        11.6 Section 6.6 shall be deleted.

        11.7 Section 7.3(a) shall apply except that the final sentence in
   Section 7.3(a) shall be deleted.

   SECTION 12.    AMENDMENT OF THE ADDENDUM

        The terms of this Addendum shall not be amended, nor shall the Plan be amended if it shall affect this Addendum, except to the extent that such amendments have been approved by the Board of the Inland Revenue, (so long as the Addendum is to continue to be approved by the United Kingdom Inland Revenue). No such amendment shall take effect before the date on which it is approved by the Board of the Inland Revenue. Section 13 of the Plan shall be construed accordingly.



















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